UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2023

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices)(Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 6, 2023, Bed Bath & Beyond Inc. (the “Company”) announced the launch of its underwritten public offering (the “Offering”) of (i) shares of the Company’s Series A convertible preferred stock (the “Series A Convertible Preferred Stock”), (ii) warrants to purchase shares of Series A Convertible Preferred Stock and (iii) warrants to purchase the Company’s common stock. The securities are being offered pursuant to an automatically effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on August 31, 2022, as amended.

On February 7, 2023, the Company disclosed the following information to update its preliminary prospectus supplement, dated February 6, 2023 (the “Preliminary Prospectus Supplement”), which supplements the prospectus included in the Company’s shelf registration statement on Form S-3:

“Investing in our securities involves risks that are described in the “Risk Factors” section on page S-7 of the Preliminary Prospectus Supplement and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended February 26, 2022 and Quarterly Reports on Form 10-Q for the quarterly periods ended August 27, 2022 and November 26, 2022. Our business is subject to the risks of inflation and any future financial recession. As described in the Preliminary Prospectus Supplement, we may not have enough authorized common stock to satisfy the exercise of the warrants to purchase common stock and the conversion of the preferred stock. This also impacts our ability to issue common stock in the future unless we are able to amend our certificate of incorporation. In connection with this offering, we have agreed not to issue additional equity securities (other than upon exercise and conversion of the securities offered hereby) for a period of 90 days.”

Forward-Looking Statements

This Current Report on Form 8-K contains a number of forward-looking statements. Words such as “expect,” “will,” “working,” “plan” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s beliefs and expectations relating to the closing of the Company’s anticipated Offering and the anticipated use of proceeds of the Offering. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the uncertainties related to market conditions and the completion of Offering on the anticipated terms or at all, the Company’s ability to use proceeds from the Offering to pay down outstanding debt obligations and operate its business; risks related to the failure to consummate the Offering, which the Company expects will likely force it to file for bankruptcy protection; the Company’s ability to regain access to its credit agreement; the Company’s ability to deliver and execute on its turnaround plan; the Company’s potential need to seek additional strategic alternatives, including restructuring or refinancing of its debt, seeking additional debt or equity capital, reducing or delaying its business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process; the Company’s ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding the Company’s ability to continue as a going concern; and the Company’s ability to increase cash flow to support the Company’s operating activities and fund its obligations and working capital needs, and the other risk factors described in the Company’s filings with the SEC, including the factors set forth under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 26, 2022, the Company’s Quarterly Report on Form 10-Q for the quarters ended August 27, 2022 and November 26, 2022. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this Current Report on Form 8-K, except as required by applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2023	BED BATH & BEYOND INC. (Registrant)

	By:	/s/ David M. Kastin
	By:	David M. Kastin
Title: Executive Vice President, Chief Legal Officer & Corporate Secretary